Exhibit 99.1

Hycroft Drills Best Hole Ever – Discovers New High-Grade Silver System

WINNEMUCCA, NV, November 16, 2023 – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or “the Company”) is pleased to announce the latest drill results from its ongoing 2022-2023 exploration drill program (the “Drill Program”) at the Hycroft Mine, located in Nevada, a Tier-1 mining jurisdiction. Drilling focused on the existing Brimstone pit, which has long been known as only a disseminated gold deposit. The new drill results identified a new system of significant quartz veining containing very high-grade silver mineralization spanning 300 meters in strike length and remains open along strike. Additional assays are pending from follow-up core drilling in this area.

Results were received for three of the holes drilled comprising reverse circulation (“RC”) and core holes: H23R-5753, H23R-5760, and H23R-5771. Key highlights include:

●	Discovery of a new silver system at Brimstone as a result of applying a fresh perspective and following up on targets not previously tested.
●	H23R-5753 is Hycroft’s best hole ever drilled in its more than 30-year history and is confirmed with additional follow-up core drilling.
●	Results, when compiled with the rest of the Drill Program, indicate the presence of more significant silver mineralization than previously understood at the Hycroft Mine.

Brimstone drill highlights:

●	RC hole H23R-5753 returned 85.3 meters of 534 g/t Ag and 0.23 g/t Au

○	Including 39.6 meters of 1,019 g/t Ag and 0.26 g/t Au
○	Including 4.6 meters of 4,974 g/t Ag and 0.56 g/t Au

●	RC hole H23R-5760 returned 131.1 meters of 213 g/t Ag and 0.34 g/t Au

○	Including 41.1 meters of 636 g/t Ag and 0.47 g/t Au
○	Including 12.2 meters of 1,554 g/t Ag and 0.48 g/t Au

●	Core hole H23R-5771 returned 152.9 meters of 143 g/t Ag and 0.32 g/t Au

○	Including 57.7 meters of 357 g/t Ag and 0.29 g/t Au
○	Including 4.2 meters of 3,807 g/t Ag and 0.58 g/t Au

Diane Garrett, President and CEO commented: “Our team has taken a fresh view of Hycroft, leveraging our history of successfully studying data, reinterpreting geology, and looking for new opportunities in under-explored areas. With our knowledge of the drivers for high-grade mineralization, we identified a new high-grade silver system within Hycroft that we will continue to follow along strike with additional drilling. These results confirm our belief that there is so much more to Hycroft. Even after its long history, we believe Hycroft remains an untold story.”

Commenting on the results, Alex Davidson, VP of Exploration for Hycroft, stated: “These results represent a significant milestone of a new high-grade silver system being discovered at Brimstone. Drilling to date confirms a 300-meter strike length of high-grade silver in banded veining and the association of silver-bearing minerals. The drilling at Brimstone supports our understanding that silver mineralization is vein-controlled and not disseminated. In addition, this system is much shallower than the high-grade silver system at Vortex. These drill results also confirm the northern extension of a previously identified geophysics anomaly at Vortex, indicating possible continuity between the two zones.”

Observations made during logging of RC holes H23R-5753 and H23R-5760 show an association between quartz veining and silver-bearing sulfides. To provide better definition, the remaining holes were drilled as core holes. Detailed logging of core hole H23R-5771 confirm vein width, density, orientation, and the association of these silver-bearing minerals. Assay results from these holes also confirm the logged geology. Full results received to date are reflected in Table 1.

These holes, combined with additional drilling in the Brimstone area, are defining a trend of silver mineralization associated with northeast-trending high-angle quartz veins not previously recognized. Additional drilling is underway to continue defining this system.

Table 1.

Significant intercepts from Phase 2 Drill Program, interim results – Brimstone Zone

	FROM	TO	INTERVAL	GRADE
Hole ID	(meters)	(meters)	(meters)	Au (g/t)	Ag (g/t)	AuEq (g/t)
H23R-5753	163.1	184.4	21.3	0.36	4.22	0.42
including	170.7	173.7	3.0	0.91	15.30	1.11
	274.3	359.7	85.3	0.23	534.29	7.12
including	285.0	324.6	39.6	0.26	1,019.28	13.40
including	317.0	321.6	4.6	0.56	4,974.00	64.70
H23R-5760	73.2	106.7	33.5	0.49	7.12	0.58
	137.2	158.5	21.3	0.35	13.44	0.53
	224.0	355.1	131.1	0.34	213.34	3.10
including	281.9	323.1	41.1	0.47	635.91	8.67
including	294.1	306.3	12.2	0.48	1,554.25	20.52
H23R-5771	54.9	65.5	10.7	1.02	19.80	1.28
	86.9	96.0	9.1	0.37	25.60	0.70
	117.3	125.0	7.6	0.66	5.12	0.73
	144.8	297.7	152.9	0.32	142.61	2.16
including	216.0	273.8	57.7	0.29	357.15	4.90
including	256.0	260.2	4.2	0.58	3,806.78	49.67
	326.9	348.7	21.8	0.24	124.29	1.84

Note:

●	Gold equivalent (AuEq) is calculated at a gold-to-silver ratio of 77.55:1.

About the 2022-2023 exploration drill program

The drill program is designed to improve the understanding of the higher-grade intercepts, better understand the mineralization controls, and test exploration targets outside the currently known resource. Through this work the Company hopes to develop opportunities to mine higher-grade ore early in the mine plan, thereby enhancing the project’s economics. The 2022-2023 exploration drill program at the Hycroft Mine comprises approximately 30,000 m of RC drilling and approximately 7,500 m of core drilling. The RC drilling for Phase 2 was conducted by Boart Longyear of West Valley City, UT, and Alford Drilling of Elko, NV, and core drilling for Phase 2 is being conducted by Timberline Drilling Incorporated of Elko, NV. Assays are being completed by Paragon Geochemical of Reno, NV. The Company’s Qualified Person is Alex Davidson, Vice President, Exploration.

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a US-based gold and silver company developing the Hycroft Mine, one of the world’s largest precious metals deposits located in northern Nevada, a Tier-One mining jurisdiction. After a long history of oxide heap leaching operations, the Company is focused on completing the technical studies to transition the Hycroft Mine into a large-scale milling operation for processing the sulfide ore. In addition, the Company is engaged in a robust exploration drill program to unlock the full potential of our expansive +64,000-acre land package, of which less than 10% has been explored.

For further information, please contact:

Fiona Grant Leydier
Vice President, Investor Relations
E: info@hycroftmining.com
T: +1 (775) 437-5912 x 101

www.hycroftmining.com

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the United States Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events, or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. Forward-looking statements include, but are not limited to (i) risks related to changes in our operations at the Hycroft Mine, including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to a lack of a completed feasibility study; and risks related to our ability to re-establish commercially feasible mining operations; (ii) industry related risks including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; availability and cost of equipment, supplies, energy, or reagents. The exploration target does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve, as ranges of potential tonnage and grade (or quality) of the exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource. These risks may include the following, and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances may have a material adverse effect on the Company’s business, cash flows, financial condition, and results of operations. Please see our “Risk Factors” outlined in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the period ended September 30, 2023, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements in this news release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.